Exhibit 10.1
SETTLEMENT AGREEMENT AND RELEASE
     This Settlement Agreement and Release (the “Agreement”) is made by and between P. Michael Williams (the “Consultant”) and Remedent, Inc., a Nevada corporation (the “Company”) as of November 16, 2006.
RECITALS
     A. The Consultant and the Company have previously entered into a Consulting Agreement effective as of January 1, 2006 (the “Consulting Agreement”) pursuant to which the Consultant agreed to perform certain consulting and development services relating to the dental and oral care markets; and the Company agreed to pay for such services pursuant to the terms and conditions set forth in the Consulting Agreement.
     B. The Consultant and the Company have also previously entered into a Non-Qualified Stock Option Agreement dated May 29, 2006 relating to a grant of an option to purchase 150,000 shares of the Company’s common stock.
     C. Disputes between the Consultant and Company have arisen in connection with the Consulting Agreement, and the Consultant and Company desire to resolve such disputes according to the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:
AGREEMENT
1. Defined Terms. For all purposes of this Agreement, except as otherwise expressly provided herein or otherwise referenced herein, all capitalized terms used herein shall have the meanings attributed to them by the Consulting Agreement.
2. Termination of Consulting Period. The parties hereby agree that the Consulting Period shall terminate concurrently with the execution of this Agreement by both parties (the “Effective Date”). As of the Effective Date, the Consultant shall have no obligation to provide the Company with any consulting and developing services set forth under Section 2 of the Consulting Period; and except for the Settlement Payment (as defined below in Section 3 below) the Company shall have no obligation to make any payments to the Consultant.
3. Assignment of M-White.
     (a) Assignment. The Company hereby assigns and transfers to the Consultant any and all right, title, interest, free and clear of any and all liens and encumbrances, in the development product known as the M-White which is a musical, sound and harmonic energy tooth whitening system (“M-White”).
     (b) Consideration. In consideration for the assignment of the M-White by the Company to the Consultant, the Consultant hereby surrenders his option to purchase an aggregate of 150,000 shares of the Company’s common stock at an exercise price of $2.60 per share (the “Option”), which were granted pursuant to the Non-Qualified Stock Option Agreement dated as of May 29, 2006 by and between the Consultant and the Company (the “Option Agreement”). As of the Effective Date, the Consultant shall have no rights to the Option and the Option Agreement shall be terminated, cancelled, void and have no effect.
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4. Payment. Pursuant to the terms and conditions of this Agreement, the Company hereby agrees to pay the Consultant $65,000 (the “Settlement Payment”), which Settlement Payment shall be paid in the form of wire transfer which shall be initiated no later than two (2) business days following the Effective Date. In consideration for the Settlement Payment by the Company to the Consultant, the Consultant hereby compromises and settles any and all past, present, or future claims, demands, obligations, or causes of action for compensatory or punitive damages, costs, losses, expenses, and compensation, whether based on tort, contract, or other theories of recovery, that the Consultant now has or may hereafter have against the Company, its successor in interest, heirs, and assigns arising from the subject matter of the Consulting Agreement and the related Confidentiality Agreement; and releases all claims referenced in this Agreement; and agrees that this Agreement shall constitute a bar to all such claims.
5. General Release and Unknown Claims.
     a. Release and Discharge. The Consultant acknowledges that he enters this Agreement freely and voluntarily. The Consultant hereby irrevocably and unconditionally releases and forever discharges the Company, its respective officers, agents, shareholders, directors, supervisors, attorney, agents, related entities, representatives, employees, affiliates and its successors and assigns and all persons acting by, through, under or in concert with any of them from any and all charges, complaints, grievances, claims, actions, and liabilities of any kind (including attorneys’ fees, interest, expenses and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “Claims”), which the Consultant had, has or may have in the future, arising out of the Consultant’s relationship, in whatever capacity, with the Company. All such Claims are forever barred by this Agreement and without regard to whether these Claims are based on tort, contract, other theories of recovery or any claim or cause of action regardless of the forum in which it may be brought.
     b. Waiver of Section 1542 of the Civil Code. The Consultant hereby certifies that he has read the following provisions of Section 1542 of the Civil Code of the State of California (“Section 1542”) and understands that the release and discharge he is giving pursuant to this Agreement covers and includes all claims whether based upon contract, tort, statute or any other legal or equitable theory of recovery, whether known or unknown, suspected or unsuspected, matured or not matured, fixed or contingent, and whether due in the past, present or future and he hereby EXPRESSLY WAIVES ANY AND ALL RIGHTS AND BENEFITS UNDER SECTION 1542. SECTION 1542 PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS OR HER OR HER SETTLEMENT WITH THE DEBTOR.”
Consultant’s Initials
6. Return of Company Property. The Consultant represents and warrants that he has returned or will return to the Company all of the Company’s Confidential Information in tangible form, including any memoranda, customer lists, notes, records, reports, manuals and files in any media, including electronic, and other documents (including extracts and copies thereof) relating to the Company, that Consultant may have in Consultant’s possession or control; and he has destroyed any electronic copies of such Confidential Information.
7. Actions Contrary to Law. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this
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Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements. In the event that any provision of this Agreement should be held to be void, voidable or unenforceable, the remaining portions hereof shall remain in full force and effect.
8. Effect of Agreement. Except as expressly modified by the provisions hereof, the Consulting Agreement and the Confidentiality Agreement is in all respects ratified and confirmed, and shall continue in full force and effect in accordance with their respective terms. To the extent that there are any inconsistencies among this Agreement and the Consulting Agreement and the Option Agreement, the terms and provisions of this Agreement shall prevail.
9. Entire Agreement. The Consulting Agreement, Confidentiality Agreement and this Agreement, taken as a whole, shall supersede any and all agreements, either oral or written, between the parties with respect to their subject matter. Each Party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, in the Consulting Agreement or the Confidentiality Agreement and that no other agreement, statement, or promise shall be valid or binding.
10. Confidentiality; No Public Announcement. The Consultant hereby agrees not to disclose the details of the transactions covered by this Agreement or the Consulting Agreement, directly or indirectly, under any circumstances or by any means to any third party or make any public statement regarding the transactions contemplated hereby, with the prior written consent of the Company, except as required by law.
11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles.
12. Jurisdiction. The parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in California in the venue of Sacramento County in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.
13. Attorneys’ Fees. In the event of any litigation, arbitration, or other proceeding arising out of this Agreement, or the parties’ performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys’ fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorneys’ fees and costs incurred. This attorneys’ fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.
14. Amendment; Waiver. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the Consultant and the Company. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by the Company. Failure of either the Consultant or the Company to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.
15. Acknowledgement/Ambiguities. The parties have read this Agreement and they are fully aware of and understand its contents and its legal effect. Accordingly, the parties agree that this Agreement shall not
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be construed against a party and that the usual rule of construction that an agreement is construed against the party which drafted it shall not apply.
16. Parties Effected. This Agreement and the promises and covenants herein shall be binding upon, inure to the benefit of, and be enforceable by the officers, directors, shareholders, employees, parties, affiliates, representatives, heirs, beneficiaries, successors, spouses and assigns of each of the parties hereto.
17. Voluntary. Each party acknowledges that it enters into this Agreement freely and voluntarily and is not acting under coercion, duress, menace, economic compulsion, not is entering into this Agreement because of any supposed disparity in any bargaining power; rather, each is freely and voluntarily signing this Agreement for its or his own benefit. Each party signing this Agreement warrants he or it has full authority to execute this Agreement and agrees to be bound by its terms.
18. Counterparts. This Agreement may be signed in one or more counterparts (by facsimile or otherwise), all of which shall be treated as one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

THE CONSULTANT
Dated:
P. MICHAEL WILLIAMS, an individual

THE COMPANY

Dated:	REMEDENT, INC.

By:
Robin List, President
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